[GRAPHIC OMITTED]

                           Press Release




               iCAD Reports Second Quarter 2005 Operating Results


NASHUA, New Hampshire - July 28, 2005 - iCAD(R), Inc. (Nasdaq: ICAD), an industry-leading provider of Computer-Aided Detection (CAD) solutions for the early identification of cancer, today announced financial results for its fiscal 2005 second quarter ended June 30, 2005.

The Company reported revenue for the 2005 second quarter of $4.2 million as compared to $5.6 million for the same quarter of 2004. Total sales invoices for the quarter were approximately $4.5 million, before application of sales rebates of approximately $276,000. Gross margin for the second quarter was 76% compared to 71% in the prior-year second quarter. Net loss for the second quarter was ($1,083,662), or ($0.03) per share, compared to net income of $46,458, or $0.00 per share, in the prior-year second quarter. Legal expenses of approximately $535,000, associated principally with the Company's current patent arbitration proceedings, significantly contributed to the current loss.

For the first six months ended June 30, 2005, revenue was $10.2 million as compared to $11.1 million for the same period of the prior year. Gross margin for the first six months improved to 78% compared to 68% in prior-year six months. Net loss for the first six months of 2005 was ($441,733), or ($0.01) per share, as compared to a net loss of ($1,852,943), or ($0.06) per share, in the prior-year six months.

iCAD stated that unit sales and revenues for the Company's high-quality Second Look(R) 200 and 300 film-based mammography CAD product lines increased from the first quarter to the second quarter of 2005. Reduced revenue in the second fiscal quarter was primarily due to a shift in customer demand from iCAD's higher-priced Second Look 700 film-based mammography CAD product line to the Company's more affordable Second Look 200 and 300 systems. In the first quarter of 2005, sales of iCAD's Second Look 700 and since discontinued Second Look 400 and 500 models accounted for approximately $2.1 million in revenues. Sales for such models amounted to approximately $440,000 during the second quarter of 2005.

"As the only independent, vertically integrated manufacturer and software developer in our industry, iCAD stands to benefit by delivering high-performance, upgradeable CAD systems that meet the market's demand for more cost effective solutions," commented W. Scott Parr, President and CEO of iCAD, Inc. "Being the lowest cost producer of high-quality CAD systems, we further believe that we are advantageously positioned for price competition which has become a factor as our market share has increased at the expense of our principal competitor. An indirect consequence of price competition in the second quarter was the decision by our resellers and distributors to reduce their existing inventories. To complement iCAD's second quarter sales, we estimate that resellers and distributors sold an additional $1 million worth of iCAD systems from inventories that existed at the beginning of the quarter."



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


Providing an update on previously described patent-related binding arbitration with the Company's principal competitor, iCAD reported that an arbitration hearing is scheduled for October 18-21, 2005, with a decision by the Arbitration Panel scheduled for December 2, 2005. Initial stages of the arbitration process are currently underway.

The Company also commented on regulatory plans for new products for lung nodule and colonic polyp identification. "Our submission to Underwriter's Laboratory and the FDA for approval of a CT product for the identification of lung nodules has proceeded through initial stages as a `software only' submission and now appears to require only validation on the specific viewing workstations that will be offered by our OEM partners. We have completed that validation and are currently in the process of submitting results," stated Parr. "Additionally, our development work on a CT product for the identification of colonic polyps has accelerated. We expect to submit our Premarket Notification 510(k) Application with the FDA seeking clearance for sale of our product for use in colonic polyp identification no later than the fourth quarter of this year."

iCAD's management will host a conference call today at 11am ET. Shareholders and other interested parties may participate by dialing +1 888 873 4896 (domestic) or +1 617 213 8850 (international) and entering passcode 92520166, a few minutes before the start of the conference call. The call will also be broadcast live on the Internet at www.streetevents.com, www.fulldisclosure.com or www.icadmed.com. A replay of the conference call will be accessible two hours after its completion through August 4, 2005 by dialing +1 888 286 8010 (domestic) or +1 617 801 6888 (international) and entering passcode 27641810. The call will also be archived for 90 days at www.streetevents.com, www.fulldisclosure.com and www.icadmed.com.




About iCAD, Inc.

iCAD, Inc. is an industry-leading provider of Computer-Aided Detection (CAD) solutions that enable healthcare professionals to identify cancer and other life-threatening conditions earlier by making medical services more effective, more accessible and more affordable for patients worldwide. Recipient of Frost & Sullivan's Growth Strategy Leadership award, iCAD offers a comprehensive range of high-performance, upgradeable CAD systems for the high, mid and low volume mammography markets. As the most frequently selected CAD solution for film-based and digital breast screening, iCAD is entrusted with the task of early cancer detection by almost one thousand women's healthcare centers worldwide. For more information, call +1 877 iCADnow or visit www.icadmed.com.




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

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

Certain statements contained in this News Release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the risks of uncertainty of patent protection, the impact of supply and manufacturing constraints or difficulties, product market acceptance, possible technological obsolescence, increased competition, customer concentration and other risks detailed in the Company's filings with the Securities and Exchange Commission. The words "believe", "demonstrate", "intend", "expect", "estimate", "anticipate", "likely", and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release.

iCAD is a registered trademarks of iCAD, Inc.

                   For iCAD investor relations, contact Kevin
                     McGrath of Cameron Associates at +1 212
                            245 4577 or via email at
                             kevin@cameronassoc.com.

                   For all other iCAD inquires, contact Monica
                   Pandolfi of SHIFT Communications at +1 617
                            681 1235 or via email at
                            mpandolfi@shiftcomm.com.


                                       ###


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

                                   iCAD, INC.

                      Consolidated Statements of Operations
                                   (unaudited)

                                                               Three Months                   Six Months
                                                                 June 30,                      June 30,
                                                      ----------------------------   ----------------------------
                                                           2005           2004           2005            2004

Sales                                                 $  4,231,104    $  5,636,586   $ 10,238,711    $ 11,063,467
Cost of Sales                                            1,015,364       1,661,447      2,288,937       3,490,693
                                                      ------------    ------------   ------------    ------------
Gross Margin                                             3,215,740       3,975,139      7,949,774       7,572,774
                                                      ------------    ------------   ------------    ------------
Operating expenses:
  Engineering and product development                      985,408       1,084,356      2,001,456       2,796,397
  General and administrative                             1,453,152       1,164,662      2,675,360       2,544,168
  Marketing and sales                                    1,846,474       1,532,852      3,597,440       3,772,539
                                                      ------------    ------------   ------------    ------------
      Total operating expenses                           4,285,034       3,781,870      8,274,256       9,113,104

                                                      ------------    ------------   ------------    ------------
Income (loss) from operations                           (1,069,294)        193,269       (324,482)     (1,540,330)

Interest expense - net                                      14,368         146,811         47,251         312,613
                                                      ------------    ------------   ------------    ------------

Net income (loss) before provision for income taxes     (1,083,662)         46,458       (371,733)     (1,852,943)

Provision for income taxes                                    --              --           70,000            --
                                                      ------------    ------------   ------------    ------------

Net income (loss)                                     $ (1,083,662)   $     46,458   $   (441,733)   $ (1,852,943)

Preferred dividend                                          30,771          36,911         61,203          70,161
                                                      ------------    ------------   ------------    ------------
Net income (loss) available to common shareholder$      (1,114,433)   $      9,547   $   (502,936)   $ (1,923,104)
                                                      ============    ============   ============    ============

Net income (loss) per share
     Basic                                            $      (0.03)   $       0.00   $      (0.01)   $      (0.06)
 Diluted                                              $      (0.03)   $       0.00   $      (0.01)   $      (0.06)

Weighted average number of shares used
  in computing income (loss) per share
     Basic                                              36,616,764      33,872,955     36,501,117      33,790,603
 Diluted                                                36,616,764      35,424,384     36,501,117      33,790,603



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

                                   iCAD, INC.

                           Consolidated Balance Sheets

                                                                                 June 30,        December 31,
                                                                               -------------    -------------
                                                                                   2005             2004
                                                                                   ----             ----
                              Assets                                            (unaudited)
Current assets:
  Cash and cash equivalents                                                    $   7,937,841    $   8,008,163
  Trade accounts receivable, net of allowance for doubtful
accounts of $510,000 in 2005 and $450,000 in 2004                                  3,658,236        5,006,333
  Inventory                                                                        1,765,166        1,013,806
  Prepaid and other current assets                                                   361,661          261,286
                                                                               -------------    -------------
      Total current assets                                                        13,722,904       14,289,588
                                                                               -------------    -------------

Property and equipment:
  Equipment                                                                        2,461,884        2,078,306
  Leasehold improvements                                                              89,203           37,904
  Furniture and fixtures                                                             147,972          135,544
                                                                               -------------    -------------
                                                                                   2,699,059        2,251,754
  Less accumulated depreciation and amortization                                   1,199,090          944,121
                                                                               -------------    -------------
      Net property and equipment                                                   1,499,969        1,307,633
                                                                               -------------    -------------

Other assets:
  Patents, net of accumulated amortization                                           263,582          302,644
  Technology intangibles, net of accumulated amortization                          4,656,049        4,964,090
  Tradename, distribution agreements and other,
net of accumulated amortization                                                      577,800          756,867
  Goodwill                                                                        43,515,285       43,515,285
                                                                               -------------    -------------
      Total other assets                                                          49,012,716       49,538,886
                                                                               -------------    -------------

      Total assets                                                             $  64,235,589    $  65,136,107
                                                                               =============    =============

               Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable                                                             $   2,323,480    $   2,006,500
  Accrued interest                                                                    53,538          671,154
  Accrued salaries and other expenses                                              1,623,092        1,373,191
  Deferred revenue                                                                   419,062          439,717
  Current maturities of note payable                                               1,500,000        1,500,000
                                                                               -------------    -------------
      Total current liabilities                                                    5,919,172        5,990,562

Loans payable to related party                                                       300,000          300,000
Note payable, less current maturities                                              1,125,000        1,875,000
                                                                               -------------    -------------
      Total liabilities                                                            7,344,172        8,165,562
                                                                               -------------    -------------

Commitments and contingencies

Stockholders' equity:
  Convertible preferred stock, $ .01 par value:  authorized
    1,000,000 shares; issued and outstanding
     6,374 in 2005 and 7,435 in 2004, with an aggregate liquidation value of
      $1,127,000 in 2005 and $1,257,500 in 2004, plus 7%
      annual dividend                                                                     64               74
  Common stock, $ .01 par value:  authorized
    50,000,000 shares; issued 36,610,929 in 2005
    and 36,410,170 shares in 2004; outstanding
    36,543,053 in 2005 and 36,342,294 shares in 2004                                 367,846          364,101
  Additional paid-in capital                                                     130,630,385      130,271,515
  Accumulated deficit                                                            (73,156,614)     (72,714,881)
  Treasury stock at cost (67,876 common shares)                                     (950,264)        (950,264)
                                                                               -------------    -------------
      Total stockholders' equity                                                  56,891,417       56,970,545
                                                                               -------------    -------------

      Total liabilities and stockholders' equity                               $  64,235,589    $  65,136,107
                                                                               =============    =============


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